UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 10, 2023
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Addresses of Principal Executive Offices)
(515) 330-3340
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment of the Investment Management Agreements with Blackstone and the IMA Omnibus Termination Side Letter
On March 10, 2023, F&G Annuities & Life, Inc., a Delaware corporation (the “Company”), Blackstone ISG-I Advisors L.L.C. (“BIS”), an indirect, wholly owned subsidiary of Blackstone Inc. (“Blackstone”), and Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into an amendment (the “Amendment”) in respect of (a) each of the investment management agreements by and between BIS, as investment manager, on the one hand, and the Company or one of its subsidiaries, on the other hand (as amended, the “Investment Management Agreements”), (b) that certain letter agreement, dated June 1, 2020, as amended, by and among BIS, the Company and solely for limited purpose FNF (as amended, the “IMA Omnibus Termination Side Letter”) and (c) that certain amended and restated sub-manager fee agreement, dated June 1, 2020, as amended, by and among BIS, the Company and solely for limited purpose FNF (as amended, the “Sub-Manager Fee Agreement”).

Pursuant to the Amendment, the management fee schedule to each of the Investment Management Agreements will be amended to provide that for assets under management managed as of March 31, 2023, current per annum fee rates will remain in place as follows:

• for aggregate assets under management up to $25 billion, 0.26%;
• for aggregate assets under management above $25 billion and up to $34 billion, 0.24%; and
• for aggregate assets under management above $34 billion, 0.12%.

In addition, the Sub-Manager Fee Agreement has been amended to provide for certain updates thereto, including, among other things, to reflect certain additional asset classes, certain revisions to the applicable sub-manager fee rates in respect of certain existing asset classes and certain revisions to the applicable sub-manager fee rates in respect of assets under management relating to new business of the Company and its subsidiaries generated after March 31, 2023 (“New AUM”).

The Amendment will also amend the IMA Omnibus Termination Side Letter to, among other things, (i) extend the initial term thereof (the “Initial Term”) to June 1, 2029 and provide for automatic two-year renewal terms thereafter (unless terminated in accordance with the specific termination rights set forth in the Amendment) and (ii) modify the “most favored nations” economic rights benefiting the Company and its subsidiaries to not apply to management fee rates paid to BIS or sub-managers. In addition, certain termination rights under the IMA Omnibus Termination Side Letter are being replaced by a revised performance-based termination right exercisable after the end of the Initial Term that compares BIS’s investment performance on behalf of the Company and its subsidiaries to certain agreed benchmarks.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Agreement with BilCar, LLC

As a result of the transactions contemplated by the Amendment, the Company will receive certain benefits, including a reduction in the investment management fee and sub-manager fees, in aggregate, payable to BIS and its affiliates. Concurrently with the execution of the Amendment, MVB Management, LLC (“MVB Management”), an entity that is 50% owned by BilCar, LLC (an affiliate of William Foley, the Executive Chairman and a director of the Company) (“BilCar”), entered into an agreement with BIS to reduce by 50% the participation fee that BIS pays to MVB Management with respect to New AUM. In connection with this Amendment, BilCar waived its right to receive any portion of payments made by BIS to MVB in respect of such New AUM. On March 10, 2023, concurrently with the execution of the Amendment, the Company entered into an agreement with BilCar (the “Letter”) to pay BilCar the fees that it would have received through MVB Management from BIS over the 10-year period ending March 31, 2033.

The foregoing description of the Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter attached hereto as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits
(d)     Exhibits.

Exhibit No.	Description
10.1
Amendment to the Amended and Restated Investment Management Agreements; IMA Omnibus Termination Side Letter and Existing SMA Fee Agreement, dated as of March 10, 2023, by and among F&G Annuities & Life Inc., Blackstone ISG-I Advisors L.L.C. and Fidelity National Financial, Inc.

10.2	Letter regarding Blackstone Participation Fee in Respect of New Business, dated as of March 10, 2023, by and between F&G Annuities & Life Inc., and BilCar, LLC
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: March 10, 2023	By:	/s/ Jodi Ahlman
Name: Jodi Ahlman
Title: General Counsel & Secretary